Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “REVIV3 PROCARE COMPANY”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MAY, A.D. 2015, AT 3:24 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5752771 8100	/s/ Jeffrey W. Bullock
150736849	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 2403745
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 05-22-15

State of Delaware Secretary of State Division of Corporations Delivered 03:24 PM 05/21/2015 FILED 03:24 PM 05/21/2015 SRV 150736849 - 5752771 FILE

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

●	First: The name of this Corporation is REVIV3 PROCARE COMPANY

●	Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is The Corporation Trust Company

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

●	Fourth: The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares (number of authorized shares) with a par value of 0.0001 per share.

●	Fifth: The name and mailing address of the incorporator are as follows: Name Michael Peng c/o Loeb & Loeb
Mailing Address 10100 Santa Monica Blvd., Suite 2200
Los Zip Code 90067

●	I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated arc true, and I have accordingly hereunto set my hand this 20th day of May ___, A.D. 2015

BY:	/s/ Michael Peng
(Incorporator)

NAME:	J Michael Peng
(type or print)

REVIV3 PROCARE, LLC

1600 Dove Street, Suite 450

Newport Beach, CA 92660

May 20, 2014

Delaware Secretary of State

Division of Corporations

John G. Townsend Bldg.

401 Federal Street, - Suite 4

Dover, DE 19901

Re: Formation of Reviv3 Procare Company

Dear Sir/Madam:

Please be advised that the undersigned, being the member of Reviv3 Procare, LLC, a Delaware limited liability company, hereby consent to the formation of a Delaware corporation with the name of Reviv3 Procare Company. The entities are affiliates and will be under common control.

Very truly yours,

Name:	Roger Davis
Title:	Member